SETTLEMENT AGREEMENT


         SETTLEMENT AGREEMENT (the "Settlement Agreement"), dated as of February 25, 2000, between AM Products Company, formerly known as AM Cosmetics, Inc. ("AM"), a corporation duly organized and existing pursuant to the laws of the State of Delaware with its principal place of business located in North Arlington, New Jersey, AM Cosmetics Corp., formerly known as PAM Acquisition Corp. ("AM Cosmetics"), a corporation duly organized and existing pursuant to the laws of the State of Delaware with its principal place of business in North Arlington, New Jersey, and Carson Products Company ("Carson"), a corporation duly organized and existing pursuant to the laws of the State of Delaware with its principal place of business located in Savannah, Georgia.

         WHEREAS, AM commenced an arbitration proceeding against Carson before the American Arbitration Association, entitled AM Cosmetics, Inc. v. Carson Products Company, Case No. 13-181-01123-98 (the "Arbitration"); and

         WHEREAS, Carson commenced a lawsuit against AM in the Superior Court of Fulton County, State of Georgia, entitled Carson Products Company, a Delaware Corporation v. AM Cosmetics, Inc., a Delaware Corporation, Civil Action No. 1999CV08276 (the "Lawsuit"); and

         WHEREAS, Carson filed a Verified Complaint for Declaratory Judgment against AM Cosmetics and AM in the Superior Court of the State of New Jersey, Chancery Division, for Bergen County on or about May 13, 1999, entitled Carson Products Company v. AM Cosmetics Corp. and AM Products Company, (the "New Jersey Action"); and

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         WHEREAS,  AM, AM  Cosmetics  and  Carson  have now agreed to settle and resolve all disputes, claims and counterclaims of any kind whatsoever asserted by each of them in, or otherwise arising out of, the Lawsuit, the New Jersey Action and the Arbitration;

         NOW, THEREFORE, the parties hereby agree as follows:

     1. Carson shall pay to AM, by wire transfer, the sum of two million dollars ($2,000,000.00) as follows: (a) one million dollars ($1,000,000.00) on or before February 25, 2000, and (b) one million dollars ($1,000,000.00) (the "Second Payment") on or before the Second Payment Date (as defined below). "Second Payment Date" means the earlier of July 31, 2000 or the closing of the merger (the "Merger") whereby Crayon Acquisition Corp. ("Sub"), a wholly-owned subsidiary of Cosmair, Inc. ("Parent"), will merge with and into Carson's parent corporation, Carson, Inc. ("CIC"), pursuant to an Agreement and Plan of Merger dated as of February 25, 2000 by and among Parent, Sub and CIC (the "Merger Agreement").

     2. Concurrently with the execution and delivery of this Settlement Agreement, as a condition to the performance by AM and AM Cosmetics of their obligations hereunder, six directors of CIC have caused GrandBank (the "Bank") to issue an irrevocable letter of credit for the benefit of AM, a copy of which is attached hereto as Annex A (the "Letter of Credit"), providing for the payment by the Bank of up to $690,000 to AM upon presentation of the documents described in the Letter of Credit to the Bank no sooner than March 31, 2000 in the event that, as of March 31, 2000 at 5:00 P.M., AM has not received full and final payment of the $2 million settlement amount described in paragraph 1 hereinabove. In that event, AM shall be entitled to demand payment from the Bank under the Letter of Credit for any and all portion(s) of such $2 million owed to AM by Carson that AM has not received as of March 31, 2000 at 5:00 P.M. up to

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the maximum amount of $690,000. Nothing contained herein is intended to limit or affect, nor should it be construed to limit or affect, the provisions of the Letter of Credit.

     3. Carson is presently the owner of 358.679399 shares of Payment In Kind Preferred Shares (the "Preferred Shares") of AM Cosmetics. Carson purchased certain preferred shares pursuant to an agreement entitled "Subscription Agreement dated as of June 26, 1996 by and among MORNINGSIDE AM ACQUISITION CORP. and CARSON PRODUCTS COMPANY with respect to the shares of the capital stock of MORNINGSIDE AM ACQUISITION CORP." ("Subscription Agreement"), and on or about June 27, 1997, exchanged such shares for the Preferred Shares issued by AM Cosmetics. Pursuant to this Settlement Agreement, on or before February 25, 2000, Carson shall deliver and surrender to AM Cosmetics for cancellation (without further payment of any consideration by AM Cosmetics or AM to Carson) stock certificates evidencing its ownership of certain of the Preferred Shares together with a stock transfer form duly executed in blank, together with a Certificate and Agreement Covering Lost Stock Certificates with respect to the remainder of its Preferred Shares in form and substance reasonably satisfactory to AM with respect to any certificates for the Preferred Shares which cannot be located by Carson. Carson agrees to waive and relinquish, and hereby does waive and relinquish, any and all of its rights and remedies with respect to and/or in connection with the Preferred Shares, whether set forth in the Subscription Agreement, under the Certificate of Incorporation of AM Cosmetics or otherwise.

     4. AM shall transfer to Carson all of the "Cutex" brand products in AM's custody or possession as of the date of this Settlement Agreement that are in containers that bear "Cutex" trademarks or trade names (the "Cutex products"). In exchange, Carson shall pay to AM, on or before March 2, 2000, by certified or

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bank check or by wire transfer,  the sum of one dollar ($1.00).  Delivery of all the Cutex products shall be effective upon Carson or its carrier picking up said products at AM's warehouse at 4014 First Avenue, Brooklyn, New York 11232 ("AM's warehouse"), during normal business hours, and the risk of loss of said products shall be borne by AM until such delivery. Carson shall bear the risk of loss upon delivery of the aforesaid inventory and products to the carrier. Carson agrees to cause the Cutex products to be picked up by March 2, 2000, after which AM's obligation to transfer said products to Carson, and Carson's right to delivery of, possession of and/or title to the Cutex products, shall terminate. Carson acknowledges and agrees that the Cutex products that AM transfers to Carson pursuant to this Settlement Agreement represents and constitutes all of the Cutex products in AM's possession.

     5. AM shall transfer to Carson all of the "Dark & Lovely" brand products in AM's custody or possession as of the date of this Settlement Agreement that are in containers that bear "Dark & Lovely" trademarks or trade names (the "Dark & Lovely products"). In exchange, Carson shall pay to AM, on or before March 2, 2000, by certified or bank check or by wire transfer, the sum of one dollar ($1.00). Delivery of all the Dark & Lovely products shall be effective upon Carson or its carrier picking up said products at AM's warehouse during normal business hours, and the risk of loss of said products shall be borne by AM until such delivery. Carson shall bear the risk of loss upon delivery of the aforesaid inventory and products to the carrier. Carson agrees to cause the Dark & Lovely products to be picked up March 2, 2000, after which AM's obligation to transfer the Dark & Lovely products to Carson, and Carson's right to delivery of, possession of and/or title to the Dark & Lovely products, shall terminate. Carson acknowledges and agrees that the Dark & Lovely products that AM transfers to Carson pursuant to this Settlement Agreement represents and constitutes all of the Dark & Lovely products in AM's possession.

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     6.  AM shall bear no responsibility for any costs relating to, arising from or associated with returns by customers of any of the Cutex products or the Dark
& Lovely products after  February  25,  2000,  including,   without  limitation,
reimbursement to said customers for returned Cutex or Dark & Lovely products. Although Carson bears responsibility for all costs relating to, arising from or associated with returns by customers of any of the Cutex products or the Dark & Lovely products prior to February 25, 2000, including, without limitation, reimbursement to said customers for returned Cutex or Dark & Lovely products, AM shall not seek reimbursement from Carson for any such costs arising from or associated with returns of the Cutex products or Dark & Lovely products that occurred prior to February 25, 2000.

     7. Simultaneously with the exchange between the parties of executed copies of this Settlement Agreement, the parties shall, in addition, execute, or cause their respective counsel to execute, and exchange the following documents: (i) a Consent Order of Dismissal With Prejudice, a copy of which is annexed hereto as Exh. A, terminating the Lawsuit with prejudice; (ii) a Stipulation of Dismissal With Prejudice, a copy of which is annexed hereto as Exh. B, terminating the Arbitration with prejudice; (iii) a Notice of Voluntary Dismissal With Prejudice, a copy of which is annexed hereto as Exh. C, terminating the New Jersey Action with prejudice; and (iv) Releases, copies of which are annexed collectively hereto as Exh. D (the "Releases").

     8. Simultaneously with or immediately following the exchange between the parties of executed copies of this Settlement Agreement, AM's attorneys, Baker & McKenzie, 805 Third Avenue, New York, New York 10022 will cause to be filed the Consent Order of Dismissal With Prejudice, terminating the Lawsuit with prejudice; the Stipulation of Dismissal With Prejudice, terminating the Arbitration with prejudice; and the Notice of Voluntary Dismissal With Prejudice, terminating the New Jersey Action with prejudice, copies of which are

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annexed  hereto  as  Exhs.  A,  B  and  C,   respectively   (collectively,   the
"Stipulations of Dismissal"), in the appropriate fora.

     9. The following agreements between AM and/or AM Cosmetics, on the one hand, and Carson, on the other, are hereby cancelled and terminated as of the date of this Settlement Agreement (to the extent that any of them has not already been terminated prior thereto): (i) Management Agreement dated as of June 26, 1996, as amended, a copy of which is annexed hereto as Exh. E, (ii) Manufacturing Agreement dated as of April 30, 1997, a copy of which is annexed hereto as Exh. F, (iii) Broker Agreement dated as of September 19, 1997, a copy of which is annexed as Exh. G, (iv) Subscription Agreement, a copy of which is annexed hereto as Exh. H, and (v) Commission Agreement dated as of August 1, 1996, a copy of which is annexed hereto as Exh. I, and (vi) any and all other or further agreements (excluding this Settlement Agreement) between Carson, CIC and/or any of their parents, subsidiaries, affiliates, divisions, joint venture partners, predecessors, successors, assignees or grantees, on the one hand, and AM, AM Cosmetics and/or any of their parents, subsidiaries, affiliates, divisions, joint venture partners, predecessors, successors, assignees or grantees, on the other.

     10. Carson represents and warrants to AM and AM Cosmetics that: (a) (i) Carson is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Settlement Agreement and the Release to be issued by Carson to AM (the "Carson Release") and to carry out its obligations hereunder and thereunder, (ii) the execution and delivery of this Settlement Agreement and the Carson Release by Carson and the consummation by Carson of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Carson and CIC and no other corporate proceedings on the part of Carson or CIC are necessary to authorize this

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Settlement   Agreement  or  the  Carson  Release  or  any  of  the  transactions contemplated hereby or thereby and (iii) each of this Settlement Agreement and the Carson Release has been duly executed and delivered by Carson and constitutes a legal, valid and binding obligation of Carson, enforceable against Carson in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally, and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) Neither the execution and delivery of this Settlement Agreement or the Carson Release by Carson nor the consummation of the transactions contemplated hereby or thereby will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Carson, CIC or any of their respective subsidiaries, (ii) conflict with or violate any statute, law, rule, regulation, order, writ, injunction, judgment or decree applicable to Carson, CIC or any of their respective subsidiaries or any of their respective assets or (iii) conflict with or result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in or give to any person any right of payment or reimbursement (other than reimbursement arrangements entered into in connection with the issuance of the Letter of Credit), termination, cancellation, modification or acceleration of, or result in the creation of any lien pursuant to, any note, bond, mortgage, security agreement, indenture, contract, agreement or other instrument or obligation to which Carson, CIC or any of their respective subsidiaries is a party or by which any of their respective assets is bound.

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                  (c)  Except for the  filings  expressly  contemplated  by this
Settlement Agreement, no notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any governmental or regulatory authority or instrumentality or any other public or private third party, including any stockholder or creditor, is required to be given, made or obtained by Carson, CIC or any of their respective subsidiaries in connection with the execution, delivery or performance of this Settlement Agreement or the Carson Release.

                  (d) Pursuant to the Merger Agreement and the applicable provisions of the General Corporation Law of the State of Delaware, upon the consummation of the Merger, Sub will be merged with and into CIC, the corporate existence of CIC and Carson will continue and Carson's obligations under this Settlement Agreement, the Carson Release and the Confession of Judgment (as defined below in paragraph 16) will not be limited or otherwise affected by the Merger.

     11.  AM and AM Cosmetics each represents  and warrants to Carson that:  (a)
(i)each of AM and AM Cosmetics is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Settlement Agreement and the Release to be issued by AM to Carson (the "AM Release") and to carry out its obligations hereunder and thereunder, (ii) the execution and delivery of this Settlement Agreement and the AM Release and the consummation by AM and AM Cosmetics of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AM and AM Cosmetics and no other corporate proceedings on the part of AM and AM Cosmetics are necessary to authorize this Settlement Agreement or the AM Release or any of the transactions contemplated hereby or thereby and (iii) each of this Settlement

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Agreement  and the AM Release has been duly executed and delivered by each of AM and AM Cosmetics and constitutes a legal, valid and binding obligation of AM and AM Cosmetics, enforceable against AM and AM Cosmetics in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally, and except as the enforceability
thereof  is  subject  to  the  application  of  general   principles  of  equity
(regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) Neither the execution and delivery of this Settlement Agreement or the AM Release by AM or AM Cosmetics nor the consummation of the transactions contemplated hereby or thereby will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of AM, AM Cosmetics or any of their respective subsidiaries, (ii) conflict with or violate any statute, law, rule, regulation, order, writ, injunction, judgment or decree applicable to AM, AM Cosmetics or any of their respective subsidiaries or any of their respective assets, or (iii) conflict with or result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation of any lien pursuant to, any note, bond, mortgage, security agreement, indenture, contract, agreement or other instrument or obligation to which AM, AM Cosmetics or any of their respective subsidiaries is a party or by which any of their respective assets is bound.

                  (c) Except for the filings expressly contemplated by this Settlement Agreement, no notice, declaration, report or other filing or registration with, and no waiver, consent, approval or authorization of, any

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governmental or regulatory  authority or  instrumentality or any other public or private third party, including any stockholder or creditor, is required to be given, made or obtained by AM, AM Cosmetics or any of their respective subsidiaries in connection with the execution, delivery or performance of this Settlement Agreement or the AM Release, except for the consent of holders of shares of common stock of AM Cosmetics representing a majority of the voting power of the outstanding shares of common stock, voting together as a single class, which has been obtained.

     12. Concurrently with the execution and delivery of this Settlement Agreement, (a) Milbank, Tweed, Hadley & McCloy LLP, counsel to Carson, has delivered a written opinion to AM in the form attached as Annex B hereto (together with a reliance letter addressed to Parent); and (b) Baker & McKenzie, counsel to AM and AM Cosmetics, has delivered a written opinion to Carson and Cosmair, Inc., a Delaware corporation, in the form attached as Annex C hereto.

     13. Neither AM nor Carson owes any past, present or future obligations and/or duties over to the other under or pursuant to any of the agreements described in paragraph 9 hereinabove, copies of which are annexed hereto as Exhs. E, F, G, H and I.

     14. Nothing contained in this Settlement Agreement, and no act undertaken in contemplation or pursuant to this Settlement Agreement, should be construed as, nor is intended to be, an admission of fault or liability by any party hereto.

     15. This Settlement Agreement and the documents annexed hereto constitute the entire agreement between the parties hereto and supersede any and all prior agreements or understandings between the parties hereto, whether written or oral.

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     16.  As security for Carson's payments  to  AM  described  in  paragraph  1 hereinabove, Carson, simultaneously with the execution of this Settlement Agreement, shall execute and deliver to AM a confession of judgment with an accompanying affidavit, a copy of which is annexed hereto as Exh. J (the "Confession of Judgment"), in the amount of $325,500, representing the amount of the Second Payment less the original face amount of the Letter of Credit (the "Remainder"), plus a five percent addition as the agreed reasonable costs of collection. In the event that AM has not received the Remainder on or before the Second Payment Date, then, and in that event, AM shall be entitled to file, record and enforce the Confession of Judgment at any time following the Second Payment Date. The judgment shall bear interest at the rate of 12 percent per annum beginning on the date set forth in the Confession of Judgment until AM receives from Carson full payment of the amount of the judgment, including said interest. In the event that AM has received the Remainder on or before the Second Payment Date, then , and in that event, AM shall forthwith return to Carson the original Confession of Judgment (and all executed copies thereof).

     17. This Settlement Agreement may not be modified, altered, amended or changed, except by written agreement signed by the parties hereto.

     18. This Settlement Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective parents, subsidiaries and affiliates.

     19. This Settlement Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to conflicts of laws principles.

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     20.  This  Settlement  Agreement  may be  executed  in  counterparts,  each executed counterpart constituting an original but all counterparts together constituting only one instrument.

     21.  Each  of  the  parties  hereto agrees to keep confidential  and not to disclose (and to cause its officers, directors, employees, agents and representatives to keep confidential and not to disclose) the contents of this Settlement Agreement and each of the documents executed in connection herewith (collectively, the "Information"). Notwithstanding the foregoing, each of the parties hereto shall be permitted to disclose Information (i) to the extent required by applicable laws and regulations (including in connection with any filings required under the rules and regulations of the Securities and Exchange Commission with respect to the tender offer contemplated by the Merger Agreement or the Merger) or by any subpoena or similar process, provided, however, that it is agreed and understood that (x) Carson may deliver the Information to Parent and its agents and representatives and Parent may also disclose the information as permitted by clause (i) above and (y) each of the parties hereto may, on ten
(10) business days' prior written notice to the other parties hereto, disclose any Information in any legal or court proceeding in which it is or may become a party or party-in-interest; (ii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Settlement Agreement or (B) was available to such party on a non-confidential basis as of the date hereof, or (iii) to the extent the parties hereto shall have consented to such disclosure in writing.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first above written.

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AM COSMETICS CORP.
  formerly known as PAM ACQUISITION CORP.


By:      /s/Stephen A. Heit
         Stephen A. Heit, Executive Vice
         President and Chief Financial Officer


Dated:   February 25, 2000




AM PRODUCTS COMPANY
  formerly known as AM COSMETICS, INC.


By:      /s/Stephen A. Heit
         Stephen A. Heit, Executive Vice
         President and Chief Financial Officer


Dated:   February 25, 2000




STATE OF NEW YORK )
COUNTY OF NEW YORK         ) ss.:


         On the 25th day of February, 2000, before me personally came Stephen A. Heit to me known, who, being by me duly sworn, did depose and say that he resides at 57 Drum Hill Road, Wilton, Connecticut 06897; that he is the Executive Vice President and Chief Financial Officer of AM COSMETICS CORP., formerly known as PAM ACQUISITION CORP., and of AM PRODUCTS COMPANY, formerly known as AM COSMETICS, INC., the corporations described in and which executed the foregoing instrument; and that deponent is authorized to execute the foregoing instrument.


Sworn to before me this
25th day of February, 2000


/s/Robert S. Reder
        Notary Public


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CARSON PRODUCTS COMPANY


By:      /s/Malcolm R. Yesner
         Malcolm R. Yesner, Chief Executive Officer

Dated:   February 25, 2000




STATE OF NEW YORK )
COUNTY OF NEW YORK         ) ss.:


         On the 25th day February, 2000, before me personally came Malcolm R. Yesner, to me known, who, being by me duty sworn, did depose and say that he resides at 4 Modena Road, Savannah, Georgia 31411; that he is Chief Executive Officer of CARSON PRODUCTS COMPANY, the corporation described in and which executed the foregoing instrument; and that deponent is authorized to execute the foregoing instrument.



Sworn to before me this
25th day of February, 2000


/s/Sue J. Doyle
        Notary Public